UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 10, 2023

LFTD PARTNERS INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52520	87-0479286
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

14155 Pine Island Drive, Jacksonville, FL		32224
(Address of principal executive offices)		(Zip Code)

847-915-2446

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 10, 2023, Compensation Committee (the “Committee”) of the Board of Directors of LFTD Partners Inc. (the “Company”) voted to increase the base salary of Nicholas S. Warrender, the Company’s Chief Operating Officer of the Company to $500,000 per year from $250,000. Mr. Warrender’s new salary will commence retroactively as of January 1, 2023. The reason for the salary increase is due to Mr. Warrender’s increased responsibility and performance.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

LFTD PARTNERS INC.

/s/ Gerard M. Jacobs
Gerard M. Jacobs
Chief Executive Officer

Dated:  January 11, 2023